Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Photonic Products Group, Inc.
181 Legrand Avenue
Northvale, NJ 07647

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2010, relating to the consolidated financial statements of Photonic Products Group, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ HOLTZ RUBENSTEIN REMINICK LLP

Holtz Rubenstein Reminick LLP
New York, New York
June 22, 2010